Exhibit 4.4


                                                                 Execution Copy









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                      VersaTel Telecom International N.V.

              Eurodollar 300,000,000 11 1/4% Senior Notes due 2010

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

                           Dated as of March 30, 2000

                                     Among

                      VERSATEL TELECOM INTERNATIONAL N.V.,

                   LEHMAN BROTHERS INTERNATIONAL (EUROPE) AND

                   MORGAN STANLEY & CO. INTERNATIONAL LIMITED




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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page

1. Definitions ..........................................................      1

2. Exchange Offer ......................................................       4

3. Shelf Registration Statement .........................................      8

4. Liquidated Damages ...................................................      9

5. Registration Procedures ..............................................     11

6. Registration Expenses ................................................     18

7. Indemnification and Contribution .....................................     19

8. Rule 144A ............................................................     23

9. Underwritten Registrations ...........................................     23

10. Miscellaneous .......................................................     24
    (a) No Inconsistent Agreements ......................................     24
    (b) Adjustments Affecting Transfer Restricted Securities ............     24
    (c) Amendments and Waivers ..........................................     24
    (d) Notices .........................................................     25
    (e) Successors and Assigns ..........................................     26
    (f) Counterparts ....................................................     26
    (g) Headings ........................................................     26
    (h) Governing Law ...................................................     26
    (i) Submission to Jurisdiction; Appointment of Agent for Service;
        Waiver...........................................................     26
    (j) Currency Indemnity ..............................................     27
    (k) Severability ....................................................     27
    (l) Securities Held by the Company or Its Affiliates ................     28
    (m) Third Party Beneficiaries .......................................     28
    (n) Entire Agreement ................................................     28

                         REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (the "Agreement") is dated as of March 30, 2000, among VersaTel Telecom International N.V., a company organized under the laws of The Netherlands and having its corporate seat in Amsterdam, The Netherlands (the "Company") and Lehman Brothers International (Europe) and Morgan Stanley & Co. International Limited, representatives of the placement agents referred to below.

          This Agreement is entered into in connection with the Placement Agreement (the "Placement Agreement"), dated as of March 24, 2000, between the Company and the placement agents named on Schedule I thereto (the "Placement Agents") which provides for the sale by the Company to the Placement Agents of C =300,000,000 aggregate principal amount of its 11 1/4% Senior Notes due 2010 (the "Notes"). The Notes are to be issued under an indenture, dated as of March 30, 2000 (the "Indenture"), between the Company and The Bank of New York, as Trustee. In order to induce the Placement Agents to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Placement Agents and their direct and indirect transferees and assigns. The parties hereby agree as follows:

1.  Definitions

          As used in this Agreement, the following terms shall have the following meanings:

          Advice: See Section 5 hereof.

          Agreement: See the first introductory paragraph hereto.

          Applicable Period: See Section 2(b) hereof.

          Authenticating Agent: The Authenticating Agent as defined in the Indenture.

          Company: See the first introductory paragraph hereto.

          Effectiveness Period: See Section 3(a) hereof.

          Effectiveness Target Date: The 150th day after the Issue Date.

          Event Date: See Section 4(b) hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Exchange Notes: See Section 2(a)hereof.

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                                                                              2


          Exchange Offer: See Section 2(a) hereof.

          Exchange Offer Registration Statement: See Section 2(a) hereof.

          Filin Date: The 90th day after the Issue Date.

          Holder: Any holder of Transfer Restricted Securities.

          Indenture: See the second introductory paragraph hereto.

          Inspectors: See Section 5(o) hereof.

          Issue Date: The date the Notes are initially issued under the Indenture.

          Liquidated Damages: See Section 4(a) hereof.

          NASD: See Section 5(s) hereof.

          Notes: See the second introductory paragraph hereto.

          Participant: See Section 7(a) hereof.

          Participating Broker-Dealer: See Section 2(b) hereof.

          Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

          Placement Agents: See the second introductory paragraph hereto.

          Placement Agreement: See the second introductory paragraph hereto.

          Private Exchange: See Section 2(b) hereof.

          Private Exchange Notes: See Section 2(b) hereof.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Records: See Section 5(o) hereof


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                                                                              3


          Registration Statement: Any registration statement of the Company, including, but not limited to, the Exchange Offer Registration Statement or the Shelf Registration Statement, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Representatives: Lehman Brothers International (Europe) and Morgan Stanley & Co. International Limited, as representatives of the Placement Agents.

          Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

          Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC: The U.S. Securities and Exchange Commission.

          Securities Act: The U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Shelf Notice: See Section 2(c) hereof.

          Shelf Registration Statement: See Section 3(a) hereof.

          Transfer Restricted Securities: Each Note until the earliest to occur of (i) the date on which such Note has been exchanged by a Person (other than a Participating Broker-Dealer) for Exchange Notes in the Exchange Offer, (ii) following the exchange by a Participating Broker- Dealer in the Exchange Offer of such Note for one or more Exchange Notes, the date on which such Exchange Notes are sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such
Note is eligible for distribution to the public pursuant to Rule 144 under the Securities Act.

          Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

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                                                                              4


          Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

          underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.  Exchange Offer

          (a) The Company agrees to file at its sole cost and expense with the SEC no later than the Filing Date, unless prohibited by applicable law or SEC policy, an offer to exchange (the "Exchange Offer") any and all of the Transfer Restricted Securities (other than Private Exchange Notes, if any) for a like aggregate principal amount of notes of the Company, which are substantially identical in all material respects to the Notes (the "Exchange Notes") (and which are entitled to the benefits of the Indenture or a trust indenture which is substantially identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the Trust Indenture Act) and which, in either case, has been qualified under the Trust Indenture Act), except that the Exchange Notes (other than Private Exchange Notes, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "Exchange Offer Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Company agrees to (i) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Target Date; (ii) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; (iii) (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualifications of the Exchange Notes to be made under the blue sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer; and (iv) use its reasonable best efforts to consummate the Exchange Offer on or prior to 180 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Notes. If after such Exchange Offer Registration Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement shall have ceased to be effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that
(i) any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) it is not a broker-dealer that acquired Notes directly from the Company, (iv) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and


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                                                                              5


prospectus delivery requirements of the Securities Act to the extent applicable and (v) it is not acting on behalf of any Person who could not truthfully make the foregoing representations. If such Holder is not a broker-dealer, such Holder will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Upon consummation of the Exchange Offer in accordance with this Section 2, the Company shall have no further obligation to register Transfer Restricted Securities (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

          (b) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution", reasonably acceptable to the Representatives, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the Staff of the SEC or such positions or policies, in the judgment of the Representatives, represent the prevailing views of the Staff of the SEC. Such "Plan of Distribution" section shall also expressly permit the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers (unless such Participating Broker- Dealer will be reselling an unsold allotment from the original sale of the Notes), and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

          Upon written request after the consummation of the Exchange Offer, the Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by any Participating Broker-Dealer subject to the prospectus delivery requirements of the Securities Act and other Persons, if any, with similar prospectus delivery requirements for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; provided, however, that such period shall not exceed 180 days after the consummation of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period").

          If, prior to consummation of the Exchange Offer, the Placement Agents hold any Notes acquired by them and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Company, upon the written request of the Placement Agents simultaneously with the delivery of the Exchange Notes in the Exchange Offer, shall issue and deliver to the Placement Agents in exchange (the "Private Exchange") for such Notes held by the Placement Agents a like principal amount of notes of the Company, that are substantially identical in all material respects to the Exchange Notes (the "Private Exchange

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                                                                              6



Notes") (and which are issued pursuant to the same indenture as the Exchange Notes) except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes to the extent permitted by the CUSIP Service Bureau of Standard & Poor's.

          Interest on the Exchange Notes and the Private Exchange Notes will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or if no interest has been paid on the Notes, from the Issue Date.

          In connection with the Exchange Offer, the Company shall:

         (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

         (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

         (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

          As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

         (1) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

         (2) deliver to the Trustee or Authenticating Agent for cancellation all Notes so accepted for exchange; and

         (3) cause the Trustee promptly to authenticate and deliver to each Holder of the Notes, Exchange Notes or Private Exchange Notes, as the case may be, in global form equal in principal amount to the respective Notes so accepted for exchange, as further set forth in the Indenture.

          The Exchange Notes and the Private Exchange Notes may be issued under
(i) the Indenture or (ii) an indenture substantially identical in all material respects to the Indenture, which in either event shall provide that (1) the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Notes shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture substantially


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                                                                              7


identical in all material respects to the Indenture shall provide that each series of Exchange Notes, Private Exchange Notes and Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

          (c) If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, (ii) any Holder of Transfer Restricted Securities that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) notifies the Company at least 20 business days prior to the consummation of the Exchange Offer that (a) applicable law or SEC policy prohibits the Company from participating in the Exchange Offer, (b) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (c) such Holder is a broker-dealer and holds Notes acquired directly from the Company or an affiliate of the Company, (iii) the Exchange Offer is not for any other reason consummated within 180 days after the Issue Date, (iv) any Holder (other than a Participating Broker-Dealer) is not eligible to participate in the Exchange Offer, or in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act or due to the requirement that such Holder deliver a Prospectus in connection with any resale of the Exchange Notes) or (v) the Exchange Offer has been completed and in the opinion of counsel for the Placement Agents a Registration Statement must be filed and a prospectus must be delivered by the Placement Agents in connection with any offering or sale of Transfer Restricted Securities, then the Company shall promptly deliver written notice thereof (the "Shelf Notice") to the Trustee and in the case of clauses
(i) and (iii), all Holders, or in the case of clauses (ii), (iv) and (v) the affected Holders, and shall at its own cost file a Shelf Registration Statement pursuant to Section 3 hereof.

3. Shelf Registration Statement

If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

          (a) Shelf Registration Statement. The Company will use its reasonable best efforts to: (A) file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "Shelf Registration Statement"), within 90 days of the earliest to occur of clauses (i) through (v) in Section 2(c) above and (B) cause the Shelf Registration Statement to be declared effective by the SEC on or prior to the 150th day after such obligation arises; provided, however, that if the Company files a Shelf Registration Statement pursuant to this Section 3(a), it need not abandon the attempt to cause the SEC to declare the Exchange Offer Registration Statement effective, and it may satisfy its obligations to register the Notes pursuant to this Agreement either by complying with Section 2 and/or Section 3. If the Company shall not have yet filed an Exchange Offer Registration Statement, the Company shall use its reasonable best efforts to file with the SEC the Shelf Registration Statement on or prior to the Filing Date. The Shelf Registration Statement



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                                                                              8


shall be on Form F-1 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings), or may be an amendment to the Exchange Offer Registration Statement.

          The Company shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration Statement. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to ensure that it is available for resales of Notes by the holders of Transfer Restricted Securities entitled to this benefit and to ensure that such Shelf Registration Statement conforms and continues to conform with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC, as announced from time to time, until the second anniversary of the Issue Date, subject to extension pursuant to the last paragraph of Section 5 hereof (the "Effectiveness Period"), or such shorter period ending when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or when the Transfer Restricted Securities become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions, if any.

          (b) Withdrawal of Stop Orders. If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

          (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities based on a reasonable belief that such supplement or amendment is required by law.

4. Liquidated Damages

          (a) The Company and the Placement Agents agree that the Holders of Notes will suffer damages if the Company fails to fulfill its obligations under
Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages, additional interest on the Notes ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect and shall not be duplicative):

              (i) if neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed or confidentially submitted to the SEC on or prior to the Filing Date, then, commencing on the 91st day after the Issue Date, Liquidated Damages shall accrue on the Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days immediately following the Filing Date, such Liquidated


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                                                                              9

         Damages rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period, or part thereof; or

              (ii) if neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective by the SEC on or prior to the Effectiveness Target Date, then, commencing on the 151st day after the Issue Date, Liquidated Damages shall accrue on the Notes included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.25% per annum for the first 90 days immediately following the Effectiveness Target Date, such Liquidated Damages rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period, or part thereof; or

              (iii) if the Exchange Offer has not been consummated on or prior to the 30 th day after the Effectiveness Target Date, Liquidated Damages shall accrue on the Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days commencing on the 31st day after the Effectiveness Target Date, such Liquidated Damages rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period, or part thereof; or

              (iv) (A) the Exchange Offer Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded within five business days by a post-effective amendment that cures such failure and is itself immediately declared effective or (B) the Shelf Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded within five business days by a post-effective amendment that cures such failure and is itself immediately declared effective, Liquidated Damages shall accrue on the Notes over and above the stated interest rate at a rate of 0.25% per annum for the first 90 days commencing on the day the applicable Registration Statement ceases to be effective or usable for its intended purpose without being declared effective again within 5 business days, such Liquidated Damages rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period, or part thereof (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Note which is the subject of a Shelf Notice is then covered by an effective Shelf Registration Statement, no Liquidated Damages shall accrue on such Note);

provided, however, that Liquidated Damages may accrue at a maximum rate of 1.50% per annum of the principal amount of Notes; and provided, further, that
(1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4(a)), (3) upon the consummation of the Exchange Offer (in the case of clause (iii) of this Section 4(a)), and (4) upon the effectiveness or usability of the Exchange Offer Registration Statement which had ceased to remain effective or be usable (in the case of clause (iv)(A) of this Section 4(a)), or upon the effectiveness or usability of the Shelf Registration Statement which had



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                                                                             10


ceased to remain effective or be usable (in the case of clause (iv)(B) of this Section 4(a)), Liquidated Damages on the affected Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

          (b) The Company shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid (an "Event Date"). Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii), (a)(iii) or (a)(iv) of this
Section 4 will be payable to the Depositary or its nominee in its capacity as the registered holder of affected Notes in cash semi-annually on each March 30 and September 30 (to the holders of record on the March 15 and September 30 immediately preceding such dates), commencing with the first such date occurring after any such Liquidated Damages commences to accrue. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages rate by the principal amount of the affected Notes of such Holders, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. The Company shall notify the Trustee within five business days of the cessation of any requirement to pay Liquidated Damages hereunder.

5. Registration Procedures

          In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall effect such registration(s) to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

          (a) Prepare and file with the SEC prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Transfer Restricted Securities covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing).

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period or until consummation of the Exchange


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                                                                             11


Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. Notwithstanding the foregoing, if the Board of Managing Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material event or transaction involving the Company or its subsidiaries, the Company may (i) in the event a Shelf Registration Statement has been filed, allow the Shelf Registration Statement to fail to be effective or usable as a result of such nondisclosure for up to 60 days during the Effectiveness Period, but in no event for any period in excess of 30 consecutive days, and (ii) in the event the Exchange Offer is consummated, allow the Exchange Offer Registration Statement to fail to be effective or usable as a result of such non-disclosure for up to 15 days during the Applicable Period. The Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in selling Holders of the Transfer Restricted Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Transfer Restricted Securities or such Exchange Notes during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this Section 5.

          (c) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify the Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within five business days), and, if requested by such Persons, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Company contained in any agreement (including any underwriting agreement), contemplated by Section 5(n) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Notes for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

          (e) If a Shelf Registration Statement is filed pursuant to Section 3 and if reasonably requested by the managing underwriter or underwriters (if any), or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them may reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.


          (f) If (l) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits

          (g) If(l) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each Holder of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Transfer Restricted Securities or Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify (and to cooperate with selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities) for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration Statement is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such

Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

          (j) Use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement and the Exchange Notes to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders thereof or the underwriter or underwriters, if any, to dispose of such Transfer Restricted Securities or Exchange Notes, except as may be required solely as a consequence of the nature of a selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (k) If (l) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(b) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Unless the rating in effect for the Notes is equally applicable and in effect for the Exchange Notes and the Transfer Restricted Securities, use its best efforts to cause the Transfer Restricted Securities covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies.

          (m) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, provide a CUSIP number, ISIN Code and Common Code for each series of Transfer Restricted Securities or Exchange Notes, as the case may be.

         (n) In connection with any underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to facilitate the registration or the disposition of such Transfer Restricted Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt similar to the Notes and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt similar to the Notes and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially similar to those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section, including, without limitation, the Holders of Transfer Restricted Securities and the underwriters. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (o) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector and after consultation with the Company, necessary in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder, or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer or underwriter, as the case may be, will be required further to agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its sole expense to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (p) Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the Trust Indenture Act; furnish the trustee with an officer's certificate certifying that such indenture has been so qualified under the Trust Indenture Act and that the Transfer Restricted Securities are the subject of a Registration Statement; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (r) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

          (s) Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (t) Use its best efforts to take all other steps necessary or advisable to effect the registration of the Exchange Notes and/or Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

          (u) Make an application to list the Exchange Notes on the Amsterdam Stock Exchange and to use its best efforts to have the Exchange Notes admitted to trading on the Amsterdam Stock Exchange as promptly as practicable.

          The Company may require each seller of Transfer Restricted Securities as to which any Shelf Registration Statement is being effected to (i) furnish to the Company such information regarding such seller and the distribution of such Transfer Restricted Securities and (ii) make such representations, in each case as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Transfer Restricted Securities of any seller who unreasonably fails to furnish such information or make such representations within a reasonable time after receiving such request. Each seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

          Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6. Registration Expenses

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering,
(B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Notes and determination of the eligibility of the Transfer Restricted Securities or Exchange Notes for investment under the laws of such jurisdictions
(x) where the holders of Transfer Restricted Securities are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Transfer Restricted Securities or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), and (C) all expenses and fees in connection with the obtaining of any approval from the Stichting Toezicht Effectenverkeer or any other relevant authority in The Netherlands; (ii) printing expenses, including, without limitation, the printing of prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or by any Participating Broker-Dealer, as the case may be, (iii) reasonable fees and disbursements of counsel for the Company and reasonable fees and disbursements of special counsel for the sellers of Transfer Restricted Securities (subject to the provisions of Section 6(b) hereof), (iv) reasonable fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) rating agency fees, if any, and any fees associated with making the Exchange Notes eligible for trading through The Depository Trust Company, (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) reasonable fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit,
(x) the reasonable fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and
(xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

          (b) The Company shall reimburse the Holders of the Transfer Restricted Securities being registered in a Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement (which counsel shall be Simpson Thacher & Bartlett unless otherwise affirmatively stated by the Holders).

7. Indemnification and Contribution

          (a) The Company shall indemnify and hold harmless each Holder of Transfer Restricted Securities offered pursuant to a Shelf Registration Statement, each Participating Broker-Dealer selling Exchange Notes during the Applicable Period and the Placement Agents and the officers and employees and each Person, if any, who controls any such Person within the meaning of the Securities Act (each a "Participant") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to the exchange of or sales of the Transfer Restricted Securities), to which that Participant may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any act or failure to act, or any alleged act or failure to act, by any Participant in connection with, or relating in any manner to, the Transfer Restricted Securities or the registration contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Participant through its gross negligence or wilful misconduct), and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by that Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Participant specifically for inclusion therein; provided, further, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any such Participant to the extent that the sale to the Person asserting any such loss, claim, damage, liability or action was an initial resale by such Participant and any such loss, claim, damage, liability or action of or with respect to such Participant results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such Person at or prior to the written confirmation of the sale of such securities to such Person and (B) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 5(g) of this Agreement. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Participant.

          (b) Each Holder of Transfer Restricted Securities offered pursuant to a Shelf Registration Statement, each Participating Broker-Dealer selling Exchange Notes during the Applicable Period and the Placement Agents (each a "Participant Indemnifying Party") severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each Person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any preliminary prospectus or the Registration Statement or Prospectus, or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by that Participant Indemnifying Party specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling Person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant Indemnifying Party may otherwise have to the Company or any such director, officer or controlling Person.


          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgement of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Placement Agents, if the indemnified parties under this Section 7 consist of any Participants, or by the Company, if the indemnified parties under this Section consist of the Company or any of the Company's directors, officers, employees or controlling Persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent
(a) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Participants on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Participants on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses underwriting discounts and commissions) received by the Company bear on the one hand, and the total underwriting discounts and commissions received by the

Participants with respect to the Notes purchased under the Purchase Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under the Purchase Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Participant shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participant's obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

8. Rule 144A

          Whether or not required by the rules and regulations of the SEC and until such time as none of the Notes remain outstanding, the Company covenants to furnish to the holders of the Notes, (i) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 20-F and 10-Q if the Company were required to file such Forms (which financial statements shall be prepared in accordance with U.S. GAAP), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. Such quarterly financial information shall be furnished to the holders of the Notes within 45 days following the end of each fiscal quarter of the Company, and such annual financial information shall be furnished within 90 days following the end of each fiscal year of the Company. Such annual financial information shall include the geographic segment financial information required to be disclosed by the Company under Item 101(d) of Regulation S-K under the Securities Act. The Company will also be required
(a) to file with the Trustee copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder promptly upon request. In addition, the Company covenants to furnish to the holders of the Notes and to prospective investors, upon the request of such holder, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

9. Underwritten Registrations

          If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and shall be reasonably acceptable to the Company.

          No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10. Miscellaneous

          (a) No Inconsistent Agreements. The Company has not, as of the date hereof, nor will it, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to the Exchange Offer Registration Statement or the Shelf Registration Statement.

          (b) Adjustments Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Holders of not less than a majority in aggregate principal amount of any series of the then outstanding Transfer Restricted Securities with respect to such series of Transfer Restricted Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of any series of the Exchange Notes held by all Participating Broker-Dealers with respect to such series of Exchange Notes; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating

Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Transfer Restricted Securities or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of any series of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

               (1) if to a Holder of the Transfer Restricted Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Representatives as follows:

                                   Lehman Brothers International (Europe)
                                   c/o Lehman Brothers Inc.
                                   Three World Financial Center
                                   New York, New York 10285
                                   Facsimile No: 212-528-8822
                                   Attention: Syndicate Department

          and:

                                   Morgan Stanley & Co. International Limited
                                   25 Cabot Square
                                   Canary Wharf
                                   London E14 4QA
                                   Facsimile No: 44-20-7513-5800


          with a copy to:

                                   Simpson Thacher & Bartlett
                                   99 Bishopsgate
                                   21st Floor
                                   London EC2M 3YH
                                   Facsimile No: 44-20-7422-4022
                                   Attention: William R. Dougherty, Esq.

               (2) if to any of the Placement Agents, at the addresses specified in Section 10(d)(1);


               (3) if to the Company, as follows:

                                   VersaTel Telecom International N.V.
                                   Paalbergweg 36
                                   1105 BV Amesterdam-Z.O.
                                   The Netherlands
                                   Facsimile No: 31-20-501-10-11
                                   Attention: Raj Raithatha
          with a copy to:

                                   Shearman & Sterling
                                   Broadgate West
                                   9 Appold Street
                                   London EC2A 2AP
                                   Facsimile No: 44-20-7655-5500
                                   Attention: David Beveridge, Esq.


          Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Placement Agents.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in the Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Transfer Restricted Securities.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (i) Submission to Jurisdiction; Appointment of Agent for Service; Waiver. To the fullest extent permitted by applicable law, the Company irrevocably submits to the non- exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation System (the "Authorized Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted by any of the Placement Agents, their officers and employees or any person who controls any of the Placement Agents within the meaning of the Securities Act in any competent court in The Netherlands, and the Company expressly accepts the jurisdiction of any such court in any such action.

          The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

          The provisions of this Section 10(i) are intended to be effective upon the execution of this Agreement without any further action by the Company or the Placement Agents and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

          (j) Currency Indemnity. The Company shall indemnify each Participant against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Participant on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Participant. If the U.S. dollars so purchased are greater than the amount originally due to such Participant hereunder, such Participant agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the amount originally due to such Participant hereunder. The foregoing shall constitute a separate and independent obligation of the Company and the Participant, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

          (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (l) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (m) Third Party Beneficiaries. Holders of Transfer Restricted Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

          (n) Entire Agreement. This Agreement, together with the Placement Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Placement Agents on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   VERSATEL TELECOM INTERNATIONAL N.V.

                                   By:     /s/ R. Gary Mesch
                                        ------------------------------
                                        Name:  R. Gary Mesch
                                        Title: Managing Director


                                   LEHMAN BROTHERS INTERNATIONAL
                                   (EUROPE) and


                                   MORGAN STANLEY & CO. INTERNATIONAL
                                   LIMITED

                                   For themselves and on behalf of the other
                                   Placement Agents


                                   LEHMAN BROTHERS INTERNATIONAL
                                   (EUROPE)


                                   By:    /s/ Andor Laszlo
                                       ------------------------------
                                       Name:  Andor Laszlo
                                       Title: Attorney-in-Fact


                                   MORGAN STANLEY & CO. INTERNATIONAL
                                   LIMITED


                                   By:    /s/ Carlo Michilini
                                       ------------------------------
                                       Name:  Carlo Michilini
                                       Title: Attorney-in-Fact